UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite C, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 4, 2009, CallWave, Inc. (the “Company”) announced that it has extended until 12:00 a.m. (midnight), New York City Time, on June 5, 2009, the expiration of its tender offer (the “tender offer”) to purchase shares of Company common stock at a price of $1.15 per share.

On May 5, 2009, the Company announced an issuer tender offer in which the Company would purchase, at a price of $1.15 per share, all shares tendered. The scheduled commencement date for the tender offer was May 5, 2009, and the previously scheduled expiration date was 5:00 p.m., New York City time, on June 4, 2009. The Company today confirmed that the deadline has been extended by one (1) day to 12:00 a.m. (midnight), New York City time, on June 5, 2009 (the “expiration time”). Any tendered shares may be withdrawn prior to, but not after, the expiration time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC., a Delaware corporation

Date: June 4, 2009	By:	/s/ Jeffrey M. Cavins
Jeffrey M. Cavins Chief Executive Officer